Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3, of Standard Parking Corporation of our report dated March 30, 2012 except as to Note 3 Revisions and Note 9 Discontinued Operations for which the date is March 22, 2013, relating to the financial statements of KCPC Holdings, Inc.  which appears in Standard Parking Corporation’s Current Report on Form 8-K dated April 2, 2013.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Nashville, Tennessee
April 2, 2013